                                                                   EXHIBIT 10.18


                              EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement") is dated effective as of May 17, 1999, between Advantix, Inc., a Delaware corporation ("Company"), and James
A. Caccavo ("Executive"). In consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   EMPLOYMENT

         The Company hereby employs Executive and Executive accepts employment with the Company upon the terms and conditions herein set forth.

         1.1 Employment. The Company hereby employs Executive, and Executive agrees to serve as the Company's Executive Vice President and President, Internet Operations, or in such other management position as the Company shall determine, during the term of this Agreement. Executive agrees to devote Executive's full business time and attention and best efforts to the affairs of the Company during the term of this Agreement.

         1.2 Term. Subject to the earlier termination of Executive's employment by the Company pursuant to the provisions hereof, the term of employment of Executive under this Agreement shall commence on the date hereof and shall continue in effect until May 17, 2005, plus any extension as provided below. At the end of the initial term, or any additional term, this Agreement shall automatically be extended for an additional one (1) year, unless either Executive or Company gives written notice to the other of its desire to terminate this Agreement at least six (6) months prior to the scheduled end of the term.

         1.3 Termination of Prior Agreements. Immediately upon the commencement of Executive's employment pursuant to the terms of this Agreement, that certain Employment, Confidential Information and Invention Assignment Agreement by and between Executive and Tickets.com, Inc., a Delaware corporation ("Tickets.com"), dated April 29, 1998 and any other employment agreements between Executive and the Company shall, except for any provisions thereof regarding inventions, terminate and be of no further force or effect.

                                   ARTICLE II

                                  COMPENSATION

         2.1 Annual Salary. During the employment of Executive, the Company shall pay to Executive an initial base salary at the annual rate of $ 200,000 (the "Base Salary"), payable on the Company's regular payroll dates. The Company may, in its sole and absolute discretion, increase Executive's Base Salary in light of Executive's performance, inflation and cost of living, and other factors deemed relevant by the Company; provided, however, Executive's Base Salary may not be decreased below the initial Base Salary during the term of this Agreement. The Chief Executive Officer of the Company shall meet with Executive annually to review Executive's performance objectives and compensation, including salary, bonus and stock options, and the Chief
Executive Officer shall then meet with the Compensation Committee of the Board to discuss the same. If the Compensation Committee determines that any adjustiments thereto are appropriate they shall make a recommendation to the full Board and the Board shall make such adjustments as the Board deems appropriate, consistent with this Agreement.

         2.2 Bonus. In addition to Executive's Base Salary, Executive shall be entitled to receive such bonuses, if any, as shall be determined by the Board of Directors of the Company (the "Board") in its sole and absolute discretion.

         2.3 Stock Option. The options granted to Executive on May 17, 1999 to acquire 750,000 shares of the Company's Common Stock subject to event vesting are referred to as the "Performance Options". To the extent any options other than the Performance Options are outstanding twelve (12) months following a Corporate Transaction or Change in Control (as defined in Article IV), all such non-Performance Options shall automatically vest in full on an accelerated basis so that the non-Performance Options will immediately become exercisable for all the option shares as fully vested shares. Notwithstanding the terms and conditions of the non-Performance Option agreements and the applicable stock option plans, Section 4.5 of this Agreement shall govern the acceleration, if any, of the non-Performance Options upon the Executive's termination of employment.

         2.4 Reimbursement of Expenses. Executive shall be entitled to receive prompt reimbursement of all reasonable and necessary expenses incurred by Executive in performing services hereunder, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

         2.5 Benefits. Executive shall be entitled to participate in and be covered by health, insurance, pension and other employee plans and benefits currently or hereafter established for the employees of the Company generally (collectively referred to as the "Company Benefit Plans") on at least the same terms as other employees of the Company, subject to meeting applicable eligibility requirements.

         2.6 Vacations and Holidays. During Executive's employment with the Company, Executive shall be entitled to accrue vacation leave monthly up to a maximum of three (3) weeks annually at full pay, or such greater vacation benefits as may be provided for by the Company's vacation policies applicable to senior executives. Executive shall be entitled to such holidays as are established by the Company for all employees.

         2.7 Automobile Allowance. The Company shall provide Executive with an automobile allowance of $600 per month.

         2.8 Additional Benefits. Executive shall receive a lump sum payment of $50,000 (gross amount) payable on the first payroll period following Executive's first day of employment with the Company.

                                   ARTICLE III

                CONFIDENTIALITY, NONDISCLOSURE AND NONCOMPETITION

         3.1 Confidentiality. Executive will not during Executive's employment by the Company or thereafter at any time disclose, directly or indirectly, to any person or entity or use for Executive's own benefit any trade secrets or confidential information relating to the Company's business operations, marketing data, business plans, strategies, employees, negotiations and contracts with other companies, or any other subject matter pertaining to the business of the Company or any of their clients, customers, consultants, or licensees, known, learned, or acquired by Executive during the period of Executive's employment by the Company (collectively "Confidential Information"), except as may be necessary in the ordinary course of performing Executive's particular duties as an employee of the Company and further excepting any such information which is or becomes available to the public through no fault of Executive. For purposes of this Article III, the term "Company" shall mean the Company and each of its subsidiaries.

         3.2 Return of Confidential Material. Executive shall promptly deliver to the Company on termination of Executive's employment with the Company, whether or not for cause and whatever the reason, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, Confidential Information and any other documents of a confidential nature belonging to the Company, including all copies of such materials which Executive may then possess or have under Executive's control. Upon termination of Executive's employment by the Company, Executive shall not take any document, data, or other material of any nature containing or pertaining to the proprietary information of the Company.

         3.3 Prohibition on Solicitation of Customers. During the term of Executive's employment with the Company and for a period of two (2) years thereafter, Executive shall not, directly or indirectly, either for Executive or for any other person or entity, solicit any person or entity to terminate such person's or entity's contractual and/or business relationship with the Company, nor shall Executive interfere with or disrupt or attempt to interfere with or disrupt any such relationship. None of the foregoing shall be deemed a waiver of any and all rights and remedies the Company may have under applicable law.

         3.4 Prohibition on Solicitation of Employees, Agents or Independent Contractors After Termination. During the term of Executive's employment with the Company and for a period of two (2) years thereafter, Executive will not solicit any of the employees, agents or independent contractors of the Company to leave the employ of the Company for a competitive company or business. However, Executive may solicit any employee, agent or independent contractor who voluntarily terminates his or her employment with the Company after a period of 90 days have elapsed since the termination date of such employee, agent or independent contractor. None of the foregoing shall be deemed a waiver of any and all rights and remedies the Company may have under applicable law.

         3.5 Noncompetition.

               (a) Executive acknowledges that: (i) the services to be performed by Executive under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (ii) the Company has required that Executive make the covenants set forth in this Section 3.5 as a condition to the Company's entering into this Agreement; and (iii) the provisions of this Section
3.5 are reasonable and necessary to protect the business of the Company.

               (b) In consideration of the acknowledgments by Executive, and in consideration of the compensation and benefits to be paid or provided to Executive by the Company under this Agreement, Executive covenants that Executive will not, directly or indirectly:

                  (i) during the term of Executive's employment with the Company hereunder and for a period of two (2) years thereafter (the "Covenant Period"), engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Executive's name or any similar name to, lend Executive's credit to, or render services or advice to, any business whose products or activities compete in the Territory (as defined below), directly or indirectly, with (i) the Company's ticketing products or services or
         (ii) with any products or services of the Company as of the time of the Executive's termination; provided, however, that Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under
         Section 12(g) of the Securities Exchange Act of 1934. Executive agrees that this covenant is reasonable with respect to its duration, geographical area, and scope. For purposes hereof, "Territory" shall mean any county of any state of the United States of America, including any county in the States of California, Connecticut, Ohio or New York, and any other states or international jurisdictions in which the Company is doing business at the time of Executive's termination.

                  (ii) at any time during or after the Covenant Period, disparage the Company, or any of its shareholders, directors, officers, employees, or agents.

               (c) Executive will, for the Covenant Period, within ten days after accepting any employment, advise the Company of the identity of any employer of Executive. The Company may serve notice upon each such employer that Executive is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions thereof.

         3.6 Enforcement. It is the intent of the parties that the restrictive covenants contained in this Article III are severable and separate and the unenforceability of any individual provision shall not effect the enforceability of any other. If any covenant in this Article III is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding and enforceable against the Executive.

         3.7 Survival of Obligations. Executive agrees that the terms of this
Article III shall survive the term of this Agreement and the termination of Executive's employment by the Company.

                                   ARTICLE IV

                                   TERMINATION

         4.1 For purposes of this Article IV, the following definitions shall apply to the terms set forth below:

               (a) Cause. "Cause" shall include the following:

                  (i) habitual neglect or insubordination (defined as a refusal to execute or carry out directions from the Board or its duly appointed designees) where Executive has been given written notice of the acts or omissions constituting such neglect or insubordination and Executive has failed to cure such conduct, where susceptible to cure, within thirty (30) days following notice;

                  (ii) conviction of any felony or any crime involving moral turpitude;

                  (iii) participation in any fraud against the Company;

                  (iv) willful breach of Executive's duties to the Company, including but not limited to theft from the Company, failure to fully disclose personal pecuniary interest in a transaction involving the Company, violation of the Company's authority limits on commitments, trading, controls and notification;

                  (v) intentional damage to any property of the Company;

                  (vi) conduct by Executive which in the good faith, reasonable determination of the Board demonstrates gross unfitness to serve including, but not be limited to, gross neglect, non-prescription use of controlled substances, any abuse of controlled substances whether or not by prescription, or habitual drunkenness, intoxication, or other impaired state induced by consumption of any drug, including alcohol; or

                  (vii) material breach by the Executive of those provisions of this Agreement concerning non-competition or the confidentiality of trade secrets or proprietary or other information.

               (b) Change in Control. "Change in Control" shall mean a change in ownership or control of the Company effected through either of the following transactions:

                  (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Securities Exchange Act, as amended) of securities possessing more than fifty (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders, or

                  (ii) a change in the composition of the Company's Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members described in clause (a) who were still in office at the time the Board approved such election or nomination.

               (c) Corporate Transaction. "Corporate Transaction" shall mean either of the following stockholder-approved transactions to which the Company is a party:

                  (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                  (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.

               (d) Disability. "Disability" shall mean a physical or mental incapacity as a result of which Executive becomes unable to continue the proper performance of his duties hereunder (reasonable absences because of sickness for up to three (3) consecutive months excepted; provided, however, that any new period of incapacity or absences shall be deemed to be part of a prior period of incapacity or absences if the prior period terminated within ninety (90) days of the beginning of the new period of incapacity or absence and the incapacity or absence is determined by the Company's Board of Directors, in good faith, to be related to the prior incapacity or absence.) A determination of Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and Executive or, in the event of Executive's incapacity to designate a doctor, Executive's legal representative. In the absence of agreement between the Company and Executive, each party shall nominate a qualified medical doctor and the two (2) doctors so nominated shall select a third doctor, who shall make the determination as to Disability.

               (e) Good Reason. "Good Reason" shall mean:

                  (i) assignment of the Executive without Executive's consent to a position, responsibilities or duties of a materially lesser status or degree of responsibility than his position, responsibilities or duties as of the date of this Agreement;

                  (ii) relocation of the Executive outside of the Southern California area without Executive's consent;

                  (iii) a reduction by the Company of the Executive's Base Salary below the initial Base Salary or, following a Change in Control, below Executive's Base Salary at the time of the Change in Control, without Executive's consent;

                  (iv) a failure by the Company to continue in effect, without substantial change, any benefit plan or arrangement in which the Executive was participating or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce his benefits under any benefit plan (unless such failure, action or changes apply equally to substantially all other management employees of Company); or

                  (v) any material breach by the Company of any provision of this Agreement without the Executive having committed any material breach of Executive's obligations hereunder, which breach is not cured within thirty (30) days following written notice thereof to the Company of such breach; provided, however, that the events listed herein shall constitute "Good Reason" only for a period of ninety (90) days following the occurrence thereof; or

                  (vi) removal or failure of re-election of Executive from the Board of Directors of the Company.

         4.2 Termination by Company. The Company may terminate Executive's employment hereunder immediately for Cause. Subject to the other provisions contained in this Agreement, the Company may terminate this Agreement for any reason other than Cause upon thirty (30) days' written notice to Executive. The effective date of termination ("Effective Date") shall be considered to be the date of notice of termination if for Cause and thirty (30) days subsequent to written notice of termination for any reason other than Cause; however, the Company may elect to have Executive leave the Company immediately.

         4.3 Termination by Executive. Executive may terminate this Agreement upon thirty (30) days' written notice to the Company. The effective date of termination ("Effective Date") shall be considered to be thirty (30) days subsequent to written notice of termination; however, the Company may elect to have Executive leave the Company immediately.

         4.4 Death or Disability of Executive. This Agreement shall terminate immediately upon the death or Disability of Executive (the "Effective Date").

         4.5 Severance Benefits Received Upon Termination.

               (a) If Executive's employment is terminated by the Company for Cause, or Executive terminates this Agreement without Good Reason, then the Company shall pay Executive's Base Salary through the Effective Date of such termination plus credit for any vacation earned but not taken and the Company shall thereafter have no further obligations to Executive under this Agreement.

               (b) Except as otherwise provided in Section 4.5(c) below, if Executive's employment is terminated by the Company without Cause or as a result of Disability, or if Executive's employment is terminated by Employee for Good Reason, then the Company shall provide Executive:

                  (i) salary continuation in an amount equal to Executive's then Base Salary for a period of six (6) months, commencing on the Effective Date, said sum to be paid in equal installments at the times salary payments are usually made by the Company; and

                  (ii) acceleration and immediate vesting of fifty percent (50%) of the unvested shares subject to each of the Executive's options outstanding at the Effective Date, excluding the Performance Options and such accelerated options as well as any other options which have vested and which are then exercisable shall remain exercisable for the three (3)-month period measured from the Effective Date, except for Executive's termination by reason of a disability where the Options shall remain exercisable for such fully vested shares until the expiration of the twelve (12)-month period measured from the Effective Date, and shall then expire and be of no further force or effect;

                  (iii) health insurance coverage as then in effect for Executive, Executive's spouse and dependent children for a period of six (6) months, commencing on the Effective Date, subject to any employee contribution provisions as defined in the Company Benefit Plans. Subsequent health insurance benefits will be in accordance with COBRA. The Company shall thereafter have no further obligations under this Agreement.

               (c) If within twenty-four (24) months of a Corporate Transaction or Change in Control the Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, then the Company shall provide
Executive:

                  (i) salary continuation in an amount equal to Executive's then Base Salary for a period of twelve (12) months, commencing on the Effective Date, said sum to be paid in equal installments at the times salary payments are usually made by the Company; and

                  (ii) acceleration and immediate vesting of one hundred percent (100%) of Executive's options which have not yet vested by the Effective Date, excluding the Performance Options, and such accelerated options as well as any other options which have vested and which are then exercisable shall remain exercisable for a period of twelve (12) months following the Effective Date and shall then expire and be of no further force or effect; and

                  (iii) health insurance coverage as then in effect for Executive, Executive's spouse and dependent children for a period of twelve (12) months, commencing on the Effective Date, subject to any employee contribution provisions as defined in the Company Benefit Plans. Subsequent health insurance benefits will be in accordance with COBRA. The Company shall thereafter have no further obligations under this Agreement.

               (d) If Executive's employment is terminated by the Company as a result of death, then the Company shall pay Executive's Base Salary through the Effective Date of such termination plus credit for any vacation earned but not taken and the Company shall provide Executive's spouse and dependent children health insurance coverage as then in effect for Executive, Executive's spouse and dependent children for a period of two (2) months, subject to any employee contribution provisions as defined in the Company Benefit Plans. Health insurance benefits subsequent to the continuation period will be in accordance with COBRA. The Company shall thereafter have no further obligations under this Agreement.

               (e) Notwithstanding the foregoing, Executive shall not be entitled to the severance benefits set forth in this Section 4.5 in the event of Executive's termination upon expiration of the term of this Agreement.

         4.6 Expiration of Term. If Executive's employment is terminated as a result of the expiration of the term of this Agreement, then the Company shall pay Executive's Base Salary through the expiration date plus credit for any vacation earned but not taken and the Company shall thereafter have no further obligations under this Agreement.

         4.7 Benefit Limit. In the event that any payment or benefit (including salary continuation payments, accelerated option vesting or continued health care coverage) received or to be received by Executive pursuant to this Agreement (collectively the "Payments") would constitute a parachute payment within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the following limitation shall apply:

                  The aggregate present value of those Payments shall be limited in amount to the greater of the following dollar amounts (the "Benefit Limit"):

                       (i) 2.99 times Executive's Average Compensation, or

                       (ii) the amount which yields Executive the greatest after-tax amount of Payments under this Agreement after taking into account any excise tax imposed under Code Section 4999 on those Payments.

                  The present value of the Payments will be measured as of the date of the Change in Control or Corporate Transaction and determined in accordance with the provisions of Code Section 280G(d)(4).

                  Average Compensation means the average of Executive's W-2 wages from the Company for the five (5) calendar years (or such fewer number of calendar years of employment with the Company) completed immediately prior to the calendar year in which the Change of Control or Corporate Transaction is effected. Any W-2 wages for a partial year of employment will be annualized, in accordance with the frequency which such wages are paid during such partial year, before inclusion in Average Compensation.

         4.8 Resolution Procedure. For purposes of the foregoing Benefit Limit, the following provisions will be in effect:

               (a) In the event there is any disagreement between Executive and the Company as to whether one or more Payments to which Executive becomes entitled under this Agreement constitute parachute payments under Code Section 280G or as to the determination of the present value thereof, such dispute will be resolved as follows:

                  (i) In the event temporary, proposed or final Treasury Regulations in effect at the time under Code Section 280G (or applicable judicial decisions) specifically address the status of any such Payment or the method of valuation therefor, the characterization afforded to such Payment by the Regulations (or such decisions) will, together with the applicable valuation methodology, be controlling.

                  (ii) In the event Treasury Regulations (or applicable judicial decisions) do not address the status of any Payment in dispute, the matter will be submitted for resolution to a nationally-recognized independent accounting firm mutually acceptable to Executive and the Company ("Independent Accountant"). The resolution reached by the Independent Accountant will be final and controlling; provided, however, that if in the judgment of the Independent Accountant the status of the payment in dispute can be resolved through the obtainment of a private letter ruling from the Internal Revenue Service, a formal and proper request for such ruling will be prepared and submitted, and the determination made by the Internal Revenue Service in the issued ruling will be controlling. All expenses incurred in connection with the retention of the Independent Accountant and (if applicable) the preparation and submission of the ruling request shall be borne by the Company.

         4.9 Reduction of Benefits. To the extent the aggregate present value of the Payments would exceed the Benefit Limit, the salary continuation payments will first be reduced, and then the accelerated vesting of the options (based on their parachute value under Code Section 280G) will be reduced, to the extent necessary to assure that such Benefit Limit is not exceeded.

                                    ARTICLE V

                               GENERAL PROVISIONS

         5.1 Notices. All notices, demands, requests, consents, approvals or other communications (collectively "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and may be personally served or may be deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:

                  To the Company:    Advantix, Inc.
                                     4675 MacArthur Court, Suite 1400
                                     Newport Beach, CA  92660
                                     Attn: W. Thomas Gimple

                  To Executive:      James A. Caccavo
                                     ==================

or such other address as such party shall have specified most recently by written notice. Notice mailed as provided herein shall be deemed given on the fifth business day following the date so mailed or on the date of actual receipt, whichever is earlier.

         5.2 Proprietary Information and Inventions. Contemporaneously with the execution of this Agreement, Executive shall execute a Proprietary Information and Inventions Agreement in the form attached as Exhibit A hereto. The terms of said agreement are incorporated by reference in this Agreement, and Executive agrees to be bound thereby.

         5.3 Covenant to Notify Management. Executive agrees to abide by the ethics policies of the Company as well as the Company's other rules, regulations, policies and procedures. Executive agrees to comply in full with all governmental laws and regulations as well as ethics codes applicable to the profession. In the event that Executive is aware or suspects the Company, or any of its officers or agents, of violating any such laws, ethics codes, rules, regulations, policies or procedures, Executive agrees to bring all such actual and suspected violations to the attention of the Company immediately so that the matter may be properly investigated and appropriate action taken. Executive understands that he is precluded from filing a complaint with any governmental agency or court having jurisdiction over wrongful conduct unless Executive has first notified the Company of the facts and permits it to investigate and correct the concerns.

         5.4 No Waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         5.5 Beneficial Interests. This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

         5.6 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         5.7 Statute of Limitations. Executive and the Company hereby agree that there shall be a one year statute of limitations for the filing of any requests for arbitration or any lawsuit relating to this Agreement or the terms or conditions of Executive's employment by the Company. If such a claim is filed more than one year subsequent to Executive's last day of employment it shall be precluded by this provision, regardless of whether or not the claim has accrued at that time.

         5.8 Right to Injunctive and Equitable Relief. Executive's obligations under Article III are of a special and unique character which gives them a peculiar value. The Company cannot be reasonably or adequately compensated for damages in an action at law in the event Executive breaches such obligations. Therefore, Executive expressly agrees that the Company shall be entitled to injunctive and other equitable relief without bond or other security in the event of such breach in addition to any other rights or remedies which the Company may possess or be entitled to pursue. Furthermore, the obligations of Executive and the rights and remedies of the Company under Article III are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law.

         5.9 Severability or Partial Invalidity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         5.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

         5.11 Attorneys' Fees. In the event any action in law or equity, arbitration or other proceeding is brought for the enforcement of this Agreement or in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to his or its attorneys' fees and other costs reasonably incurred in such action or proceeding.

         5.12 Entire Agreement. This Agreement, along with the Proprietary Information and Inventions Agreement by and between Executive and the Company of even date herewith (the "Proprietary Information Agreement"), constitutes the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter hereof. This Agreement, along with the Proprietary Information Agreement, is intended by the parties as the final expression of their agreement with respect to such terms as are included herein and therein and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement, along with the Proprietary Information Agreement, constitutes the complete and exclusive statement of their terms and that no extrinsic evidence may be introduced in any judicial proceeding involving such agreements.

         5.13 Assignment. This Agreement and the rights, duties, and obligations hereunder may not be assigned or delegated by any party without the prior written consent of the other party and any attempted assignment or delegation without such prior written consent shall be void and be of no effect. Notwithstanding the foregoing provisions of this Section 5.13, the Company may assign or delegate its rights, duties, and obligations hereunder to any affiliate or to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization, or other business combination or by acquisition of all or substantially all of the assets of the Company.

         5.14 Dispute Resolution. Except as provided in Section 5.8, any controversy, dispute, claim or other matter in question arising out of or relating to the interpretation, performance or breach of this Agreement shall be finally determined, at the request of any party, by binding arbitration conducted in accordance with the then existing rules for commercial arbitration of the American Arbitration Association, and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted in Orange County, California. The arbitrator shall award to the prevailing party, in addition to the costs of the proceeding, that party's reasonable attorney's fees. The Company reserves the right to seek judicial provisional remedies and equitable relief regarding any breach or threatened breach of Executive's obligations regarding the matters set forth in
Article III hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          "COMPANY"

                                          ADVANTIX, INC.


                                          By:
                                               ---------------------------------
                                               W. Thomas Gimple
                                               President and CEO


                                          "EXECUTIVE"


                                          --------------------------------------
                                          James A. Caccavo